Exhibit 5.1

10250 Constellation Blvd. 19th Floor Los Angeles, CA 90067 310.553.3000 TEL 310.556.2920 FAX

December 13, 2024

NAYA Biosciences, Inc. 5582 Broadcast Court Sarasota, FL 24240

Re:	NAYA Biosciences, Inc. Registration Statement on Form S-3

To whom it may concern:

We are special counsel to NAYA Biosciences, Inc., a Nevada corporation, (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate initial offering amount of $100,000,000 of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);
(ii)	one or more classes or series of shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);
(iii)	one or more series of debt securities, which may be senior or subordinated debt or senior or subordinated convertible debt (the “Debt Securities”);
(iv)	warrants representing the rights to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and
(v)	units comprised of one or more of the Company Securities in one or more series and in any combination (the “Units”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Company Securities may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Prospectus (each, together with the Base Prospectus, a “Prospectus”). This opinion letter is limited to the laws, including the rules and regulations, in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Company Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Securities are to be issued or sold (including the Registration Statement, the Prospectus, and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Company Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules, or regulations of the Commission or other governmental body.

NAYA Biosciences, Inc.
December 13, 2024

In rendering the opinions set forth below, we have made such investigations and examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), the Bylaws of the Company, as amended to date (the “Bylaws”), such records of corporate proceedings, certificates of public officials and officers of the Company, and other certificates, instruments, and documents relating to the authorization and issuance of the Company Securities as we have deemed relevant and necessary for the opinions hereinafter expressed, and other documents as we have considered to be necessary or relevant for the purposes of the opinions hereinafter expressed. In addition, we have reviewed and relied upon certain of the Company’s filings with the United States Securities & Exchange Commission (“SEC”), which are publicly available on the SEC’s website at sec.gov and the SEC’s EDGAR database located therein (the “EDGAR Database”).

In rendering the opinions set forth below, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company, the Company Securities, and the transactions described in the Registration Statement and the Base Prospectus that were not readily ascertainable by us. In all such examinations and in giving our opinion, we have assumed that all documents identified in the EDGAR Database as filed by the Company were filed with the SEC on the dates set forth on the EDGAR Database. We have further assumed the conformity to authentic original documents of all documents identified in the EDGAR Database as filed by the Company, the conformity to authentic original signatures of all conformed signatures set forth in the documents identified in the EDGAR Database as filed by the Company with the SEC, and the genuineness of all such signatures. We have further assumed the genuineness of all signatures (including .PDF, DocuSign, or other generally accepted electronic signatures and signatures delivered by facsimile), the legal capacity and competency at all relevant times of all natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, authenticated, conformed, notarized, photostatic, facsimile, or electronic copies and the authenticity of the originals of such certified, authenticated, conformed, notarized, photostatic, .PDF, or facsimile copies. We have further assumed that all facts set forth in the official public records, certificates, and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true, and accurate. We have also assumed that all facts set forth in any certificates supplied by the Company (including, without limitation, the board resolutions pursuant to which the Shares are to be issued) or by the Investor are complete, true, and accurate.

NAYA Biosciences, Inc.
December 13, 2024

Unless otherwise provided in any Prospectus relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in the applicable supplement to the Prospectus (the “Trustee”). Any Debt Securities may be convertible into shares of Common Stock or other Company Securities. The Company Securities are to be sold pursuant to a purchase, underwriting, or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”). The Units will be issued under one or more unit purchase agreements (each a “Unit Purchase Agreement”).

It is understood that this opinion is to be used only in connection with the offer and sale of the Company Securities being registered while the Registration Statement is effective under the Securities Act.

These opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

These opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing, upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

Based upon and subject to the foregoing assumptions, qualifications, and limitations, we are of the following opinions:

(1)	With respect to shares of Common Stock, when all necessary corporate action of the Company has been taken to authorize a sufficient number of shares of Common Stock for a proposed issuance of shares of Common Stock and to approve an issuance of shares of Common Stock, and certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company (the “Board of Directors”), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting, or similar agreement, as applicable, or (ii) upon conversion, exchange, or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange, or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock, including the shares of Common Stock that form a part of any Units, will be validly issued, fully paid, and non-assessable.

NAYA Biosciences, Inc.
December 13, 2024

(2)	With respect to shares of any series of Preferred Stock, when all necessary corporate action of the Company has been taken to authorize a sufficient number of shares of Preferred Stock for a proposed issuance of shares of Preferred Stock and to approve an issuance of shares of Preferred Stock and the terms of the shares of such series, including the adoption of a certificate of designation or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the Nevada Revised Statutes, the filing of a certificate or amendment, as applicable, with the Secretary of State of the State of Nevada, the payment in full of any filing fees attendant thereto, the due reservation of any Common Stock and Preferred Stock for issuance, and certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered, and delivered, either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting, or similar agreement, as applicable, or (ii) upon conversion, exchange, or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange, or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock, including the shares of Preferred Stock that form a part of any Units, will be validly issued, fully paid, and non-assessable.

(3)	With respect to any series of Debt Securities, when (i) the Indenture and the applicable supplement, if any, to the Indenture have been duly authorized and validly executed and delivered by the Company and any Trustee named in the Prospectus relating to such series, (ii) the Indenture, as then and theretofore amended or supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (iii) the Company has taken all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and (v) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture and the applicable supplement, assuming that California law governs the Indenture and the Debt Securities and the formation and enforceability thereof, the Debt Securities of such series, including the Debt Securities that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

NAYA Biosciences, Inc.
December 13, 2024

(4)	With respect to Warrants to be issued under a Warrant Agreement, when (i) all necessary corporate action of the Company has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof , related matters, (2) the Warrant Agreement has been duly executed and delivered by the Company, and (3) such Warrants have been duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors, assuming that California law governs the Warrant Agreement and the Warrants and the formation and enforceability thereof, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)	With respect to the Units, when (1) all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering, (2) and related matters, (2) the Unit Purchase Agreement has been duly authorized, validly executed, and delivered by the parties thereto, and (3) the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company, assuming that California law governs the Unit Purchase Agreement and any Debt Securities or Warrants comprising the Units (in whole or in part) and the formation and enforceability thereof, upon payment of the consideration provided therefor in the definitive purchase, underwriting, or similar agreement as applicable and approved by the Board of Directors, which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are admitted to practice law in the State of California, and we render these opinions only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the existing laws of the State of California, the corporate laws of the State of Nevada (including Chapters 78 and 92A of the Nevada Revised Statutes and applicable provisions of the Nevada constitution, but excluding local laws), and reported judicial decisions relating thereto.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption “Legal Matters” in the Base Prospectus constituting a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion speaks only as of the date above written. We assume no duty to update, revise, or supplement this opinion or to communicate with you with respect to any change in law that comes to our attention hereafter.

Very truly yours,

/s/ GLASER WEIL FINK HOWARD JORDAN & SHAPIRO LLP

GLASER WEIL FINK HOWARD JORDAN & SHAPIRO LLP